EXCLUSIVE MANUFACTURE AND SUPPLY AGREEMENT

THIS EXCLUSIVE MANUFACTURE AND SUPPLY AGREEMENT (this “Agreement”) is made and entered into this ___ day of June, 2015 (the “Effective Date”), by and among Totally Hemp Crazy, Inc., located at 9101 LBJ Freeway, Suite 200, Dallas, TX 75243 (“Supplier”) and Rodney Peterson or designee (“Company”), in connection with the supply of hemp infused beverages and other products, as more particularly described in Exhibit A hereto (the “Product”).

W I T N E S S E T H:

WHEREAS, the Supplier holds certain property rights, including, but not limited to, rights to trade names, trademarks, service marks, logos, formulas, patents and copyrights (hereafter referred to collectively as the “Trademarks”), and is in the business of producing, supplying, marketing and/or selling the hemp infused beverages, and

WHEREAS, the Company desires to be in the business of marketing and/or selling various hemp-infused beverages of Supplier in Canada; and

WHEREAS, the Company and Supplier desire to enter into an agreement for the manufacture, supply and purchase of certain hemp-infused beverages.

NOW THEREFORE, for and in consideration of the mutual agreements, covenants and obligations contained herein, and the performance thereof, the parties, intending to be legally bound, agree as follows:

I.

PRODUCTS

1.1 Exclusivity. Supplier hereby agrees to manufacture, sell and supply hemp-infused beverages products to the Company for sale in Canada, those products set forth on Exhibit A attached hereto and incorporated herein by reference (the "Products"), in accordance with the terms and conditions of the Agreement. Supplier agrees that during the term of this Agreement, Supplier shall not manufacture or supply nor direct or otherwise authorize another supplier to manufacture or supply hemp-infused Products in Canada, to or for any person or company other than the Company or its express designees without Company’s express written consent. Company agrees that Supplier is and shall be the exclusive manufacturer of the Products and that it shall only purchase the Products from Supplier. Company further agrees it will not market, promote, sell or otherwise distribute in any manner whatsoever, any hemp infused beverages or other products related thereto, other than those of the Supplier.

Supplier further agrees that it will not solicit or accept any contracts from any of the Company’s customers without the express written consent of Company during the term of this Agreement. Supplier shall promptly refer to Company any customer inquiry regarding the possible purchase of the Products.

II.

TRADEMARKS

2.1 Ownership of Trademarks and Use Thereof by Distributor. Company acknowledges the Supplier’s exclusive right, title and interest in and to the Trademarks. Company is only authorized to use point of sale (POS) items, banners, artwork, and any other materials of any nature whatsoever containing, displaying or utilizing any of the Supplier’s Trademarks, images or graphic artwork which are delivered by the Company. The Supplier grants to Company a revocable, exclusive to Canada only, transferable to designee only, right and license during the term of this Agreement to use the Trademarks in the Territory in connection with the sale of the Products. This right and license may be revoked or restricted by the Supplier if at any time the Supplier reasonably determines in its reasonable discretion that it is necessary or appropriate to do so to protect the Trademarks.

III.

PRICING AND DELIVERY OF THE PRODUCTS

3.1 Supply of Products; Pricing. The Supplier will supply Company with, and Company agrees to purchase, the Products at the prices and on the payment terms mutually agreed between the Company and Supplier in writing (see Exhibit B). Supplier will use its commercially reasonable, good faith efforts to supply the Products in the quantities requested by Company and as promptly as commercially and reasonably practicable after an order is received from Company.

3.2                Ordering Procedures. Company shall submit to the Supplier firm purchase orders in advance of the delivery dates specified. A purchase order may be submitted and accepted in writing, by fax or by e-mail. All purchase orders shall specify the quantity and type of Product, graphic design, estimated delivery date, the delivery point(s), and any other special instructions with regard to shipping or delivery. All purchase orders shall be subject to the terms of this Agreement.

3.3                Delivery. Company may obtain delivery of Products at the Supplier's warehouse or the delivery point(s) specified in the purchase order.

3.4 Inspection of Products. Subject to the inspection conditions of this Section 3.4, Company will only be required to pay for the Products that are provided to Company free of defects at the time of delivery. Company shall promptly and immediately inspect all containers and shall not accept any containers that do not pass that inspection. The Supplier will either not charge Company for, or shall provide a credit to Company for, any damaged containers Company receives from the Supplier. The Products will be deemed received free of defects unless the Supplier is notified in writing or in any manner acceptable to the Supplier within thirty (30) days after delivery of any of the Products containing latent defects.

IV.

INSURANCE AND INDEMNIFICATION

4.1 Duty to Defend, Indemnify and Hold Harmless. Company agrees to indemnify, defend and hold harmless the Supplier, its officers, employees, agents and representatives from and against any

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and all claims, causes of action, damages, claims for damages, liability, loss, cost or expense, including reasonable attorneys' fees and expenses of litigation, arising out of or in any way related to performance of this Agreement, except claims arising from the sole gross negligence of the Company.

The foregoing indemnity, defense and hold harmless obligations shall apply to all such claims, losses or liabilities, whether such claims arise from Products acquired by Company from the Supplier prior to the execution of this Agreement or subsequent thereto.

Supplier shall indemnify the Company on all Products purchased from the Supplier provided that any product defect was not caused by negligence on behalf of the Company or its accounts and/or customers.

V.

DEFAULT

5.1 Events of Default. A party shall be deemed to be in default of the terms of this Agreement if any one of the following events ("Events of Default") occur:

(a)                Such party materially violates any of the terms and conditions of this Agreement;

(b)               Such party shall file a voluntary petition in bankruptcy or take the benefit of any insolvency act or be dissolved or adjudicated bankrupt or if a receiver shall be appointed for Company's business or its assets and the appointment of such receiver is not vacated within thirty (30) days after such appointment, or if such party shall make an assignment for the benefit of its creditors, or if the interest of such party passes by operation of law to any person or entity other than such party; or

(c)                Such party becomes insolvent, regardless of how said insolvency may be evidenced.

5.2 Remedies. Upon the occurrence of an Event of Default, the non-defaulting party may give written notice to the defaulting party demanding that the condition of default be cured within thirty (30) calendar days and, if not so cured, the non-defaulting party, in addition to any other rights or remedies it may have, may do any one or more of the following:

(a)                Commence a collection action to recover all sums of money due, reserving the right to recover for such other sums of money which may become due under this Agreement or otherwise;

(b)               Commence an action to specifically enforce its rights under this Agreement; or

(c)                To rescind the relevant purchase order and any future orders;

(d)	Terminate this Agreement.

5.3 Effect of Termination. Upon the termination of this Agreement as provided herein, the obligations of the parties will terminate, except as may be provided in this Section 5.3 or elsewhere in this Agreement.

(a)                Upon the termination of this Agreement, Supplier will manufacture and deliver to Company, and Company will purchase on the terms and conditions specified herein, all Products that are the subject of open purchase orders as of the termination of this Agreement;

(b)               Company shall pay invoices properly delivered to it in accordance with the terms hereof; and

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(c)                The provisions of the following sections of this Agreement shall continue to be in full force and effect after the termination of this Agreement: (i) Section 4.1, Indemnification and (ii) Section 8.8, Confidentiality.

5.4 Remedies Cumulative. All rights and remedies granted under this Agreement shall be cumulative, and resort by the Supplier to any one remedy provided for hereunder shall not exclude or prevent the Supplier from pursuing any other rights and remedies provided under this Agreement or by law.

5.5 Attorneys' Fees. If the Company or Supplier brings an action to enforce or assert any right granted pursuant to this Agreement and is successful in such action, the unsuccessful party shall pay all reasonable costs and expenses, including reasonable attorneys’ fees, incurred by the successful party in exercising its rights and remedies hereunder.

VI.

TERM

6.1 Term. This Agreement shall commence on the date of its execution and shall continue in full force and effect for a period of 3 years thereafter, (the "Primary Term"), unless sooner canceled or terminated as provided in this Agreement. At the end of the Primary Term, and at the end of each year thereafter (each such year being a "Renewal Term"), this Agreement shall be automatically renewed for successive three-year periods.

6.2 Termination. In the event that this Agreement is terminated as provided for herein, neither the Company nor Supplier shall have any claim or right against the other as a result thereof, and neither shall have any further responsibility for the performance of any term, provision, or condition of the Agreement except as provided in Section 5.3 (c), or except as resulting from action or inaction during the term of this Agreement or relating to the payment of outstanding monies owned to the Company or Supplier, as the case may be.

VII.

ASSIGNMENT

This Agreement is personal as to the Company and Supplier. The rights, duties and obligations pursuant to this Agreement cannot be transferred, assigned, pledged, made subject to a security interest, or otherwise disposed of by either the Company or Supplier in whole or in part without the express written consent of both parties.

VIII.

MISCELLANEOUS

8.1 Payments. Payment Terms will be as described in Exhibit B.

8.2 Notice. All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given (a) when delivered by hand (with written

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confirmation of receipt), (b) three (3) days after being deposited in the mails, if sent by certified mail, with return receipt requested, (c) upon confirmed receipt, if sent by facsimile transmission during normal business hours of the receiving party on a business day, or (d) one (1) day after sending, if sent by a nationally recognized overnight delivery service (receipt requested) specifying next day delivery, in each case to the appropriate addresses or telecopy numbers set forth on the signature page hereto (or to such other addresses or telecopy number as a party may designate by notice to the other parties).

8.3 No Partnership, Joint Venture, Franchise, Employer / Employee Relationship. It is understood and agreed that Company is an independent contractor, and this Agreement and the relationship created hereby shall not be considered to be a partnership, joint venture, franchise, or an employer/employee relationship, and neither the Company nor Supplier shall have the right or authority to represent the other in any capacity or to transact any business or incur any obligations, contractual or otherwise for, in the name of, or on behalf of the other, unless otherwise authorized to do so in writing. The relationship between the Company and Supplier shall be that of purchaser and supplier.

8.4 Authority to Enter into Agreement. The Company and Supplier affirm that they are validly constituted corporate entities with full right, power and authority to enter into this Agreement and to perform their respective obligations hereunder.

8.5 Waivers. No failure or delay on the part of the Company or Purchaser to exercise any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy under this Agreement. No amendment, modification or waiver of any provision of this Agreement shall be effective unless the same shall be in writing signed by the Company and Purchaser.

8.6 Governing Law and Jurisdiction. This Agreement shall be governed by and interpreted in accordance with the laws of Texas, with sole and exclusive jurisdiction for all disputes arising from this Agreement to be with the Courts of the State of Texas, and sole and exclusive venue shall be in Dallas County, Texas.

8.8 Confidentiality. During the Primary and any Renewal Term hereunder, and for the three (3) year period thereafter, the parties hereto shall keep the terms and conditions of this Agreement, and any prior Confidentiality and/or Non-Disclosure Agreements signed by the parties, the transactions contemplated hereby, and either party's records, books, data and other confidential information concerning the Products, either party's accounts, employees, client development (including customer and prospect lists), sales activities and procedures, promotional and marketing techniques, pricing, marketing or business plans and strategies, financing, development and expansion plans and credit and financial data concerning customers and suppliers and all other business information involving either party (all collectively, the "Confidential Information") strictly confidential, and neither the Company nor Supplier will make, or cause or permit to be made, any disclosure of any such Confidential Information to any person (it being understood, however, that in any event such Confidential Information may be disclosed on a confidential basis to the parties' respective employees and professional advisers who have a need to know such information).

8.9 Entire Agreement. This Agreement, which incorporates herein by reference EXHIBITS "A" and “B”, constitutes the entire, complete and exclusive statement of the terms of the agreement between the parties with respect to the subject matter hereof and supersedes and cancels any prior agreements, term sheets, understandings, covenants, promises, assurances, course of dealing or

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performance, representations, warranties, or communications, whether oral or written, between the parties hereto. No covenant, term, provision, representation or agreement not expressly contained herein shall be implied as a matter of law, interpretation, course of performance or conduct of the parties. Neither this Agreement nor any provision hereof may be amended, waived or modified except by written instrument signed after the date hereof by all parties hereto and expressly stating therein that such instrument is intended as an amendment, modification or waiver hereof.

8.10 Severability. If any terms or provisions of this Agreement are deemed to be invalid or unenforceable, such determination shall not affect the validity or enforceability of the remaining terms and provisions hereof.

8.11 Benefited Parties. This Agreement shall be binding upon and inure to the benefit of any permitted purchasers, successors or assigns of the Company or Supplier.

IN WITNESS WHEREOF, this Agreement has been executed on this ____ day of___________, 2015.

THE COMPANY

Rodney Peterson

Signature: /s/ Rodney Peterson

Print Name: Rodney Peterson

Title:

SUPPLIER

Totally Hemp Crazy, Inc.

Signature: /s/ Jerry Grisaffi

Print Name: Jerry Grisaffi

Title:

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EXHIBIT A

PRODUCTS:

ROCKY MOUNTAIN HIGH HEMP ENERGY DRINK

ROCKY MOUNTAIN HIGH HEMP ICED TEA

ROCKY MOUNTAIN HIGH HEMP LEMONADE

ROCKY MOUNTAIN HIGH HEMP COCONUT LIME

ROCKY MOUNTAIN HIGH HEMP MANGO

ANY OTHER PRODUCT INTRODUCED BY SUPPLIER

PACKAGE SIZE:

24 - PACK / 12 oz. SLIM-LINE CANS PER CASE

EXHIBIT B

Company will pay to supplier the sum of $650,000.00 United States Dollars (USD). For such sum, Supplier will produce the above five products/SKUs of products, 200,000cans of each, for a total of 1,000,000 cans of products, packaged in cases of 24, for approximately 41,600 cases.

Company will use its best efforts to pay to Supplier the immediate sum of $500,000.00 USD on or before June 29, 2015.

Company is responsible for all freight charges, FOB Memphis, Tennessee. Supplier is responsible for the first 30 days of warehousing, and the parties will share equally warehousing costs thereafter.

The Parties will seek to make the next production run in Canada. Company has the right to manufacture in Canada, and if it does so, it will deliver to Supplier twenty cents (0.20) per can (Canadian Dollar) as a royalty.

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